                DIAGNOSTIC PRODUCTS CORPORATION AND SUBSIDIARIES
                                   EXHIBIT 21
                                  SUBSIDIARIES

Name                                             Place of Incorporation                   % Ownership
------------------------------                   ---------------------------              ---------------
DPC Cirrus Inc.                                  USA/Delaware                               100%

EURO/DPC Limited                                 United Kingdom                             100%

Diagnostic Products International, Inc.          Barbados                                   100%

DPCHolding GmbH                                  Germany                                    100%

DPC Biermann GmbH                                Germany                                    100%

Genoclin Diagnostica GmbH                        Germany                                     80%

Diagnostic Products Corporation                  Netherlands                                100%
   Benelux B.V.

Diagnostic Products Corporation                  Netherlands                                100%
   Nederland B.V.

Diagnostic Products Corporation                  Belgium                                    100%
   Belgium b.v.b.A./s.p.r.l.

Bio-Mediq DPC Pty. Ltd.                          Australia                                  100%

DPC Dipesa, S.A.                                 Spain                                      100%

Tianjin De Pu (DPC)                              China                                       90%
   Biotechnological and Medical
   Products, Inc.

DPC Medlab Produtos Medico                       Brazil                                      56%
   Hospitalares Ltda.

Nippon DPC Corporation                           USA/California                              50%

DPC Skafte AB                                    Sweden                                      50%

Medical Systems, S.p.A.                          Italy                                       45%

Amerlab, Lda.                                    Portugal                                    40%

                                   EXHIBIT 21